Exhibit 4.1
NUMBER C U S I P X X X X X X X X X WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers Dated SEAL CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER 2002 SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS FULLY PAID AND NON ASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF Space Exploration Technologies Corp.

Space Exploration Technologies Corp. - Class A Common Stock
THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF RECORD WHO SO REQUESTS IN WRITING, THE DESIGNATIONS, PREFERENCES AND RELATIVE RIGHTS OF EACH CLASS OR SERIES OF STOCK OF THE CORPORATION, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION, AS AMENDED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE CORPORATION TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS OR TO THE CORPORATION’S REGISTERED OFFICE. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE OR HIS LEGAL REPRESENTATIVES TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
COM PROP	—	as community property
(State)
			UNIF TRF MIN ACT	—		Custodian (Until Age)
					(Cust)		(Minor)
under Uniform Transfers to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED,_______________________________________hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of Class A Common Stock represented by the Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of the substitution in the premises.
Dated _____________________________________

X
X
Signature(s) Guaranteed:		NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.